EXHIBIT 2.1
Date: 5 December 2007
Fourth Amending
Agreement
relating to Merger Implementation
Agreement
Coeur d’Alene Mines Corporation
Coeur d’Alene Mines Australia Pty Ltd
Coeur Sub Two, Inc
Bolnisi Gold NL

Fourth Amending Agreement
relating to Merger Implementation Agreement

Details	3

Agreed terms	5

1. Defined terms & interpretation	5

1.1 Defined terms	5
1.2 Interpretation	5

2. Amendments	5

2.1 Amendments to MIA	5
2.2 Single document	5
2.3 Confirmation and acknowledgment	5

3. General	5

3.1 Governing law and jurisdiction	5
3.2 Confidentiality	5
3.3 Counterparts	5

Signing page	6
Fourth Amending Agreement | page 2

Details

Date	December 2007

Parties

Name	Coeur d’Alene Mines Corporation
Short form name	Coeur
ARBN	128 243 729
Incorporated	Idaho, USA
Notice details	505 Front Avenue
Coeur d’Alene
Idaho 83814
USA
Facsimile: +1 208 667 2213
Attention: Company Secretary

Name	Coeur d’Alene Mines Australia Pty Ltd
Short form name	Coeur Australia
ACN	125 204 775
Notice details	Suite 1003
3 Spring Street
Sydney NSW 2000

Name	Coeur Sub Two, Inc
Short form name	Coeur Sub Two
Incorporated	Delaware, USA
Notice details	505 Front Avenue
Coeur d’Alene
Idaho 83814
USA
Facsimile: +1 208 667 2213
Attention: Company Secretary

Name	Bolnisi Gold NL
Short form name	Bolnisi
ACN	008 587 086
Notice details	Level 8
261 George Street
Sydney NSW 2000
Facsimile: +61 2 9247 3932
Attention: Peter Nightingale
Fourth Amending Agreement | page 3

Background
A.	The parties entered into the Merger Implementation Agreement (MIA) on 3 May 2007 which was amended by an Amending Agreement on 8 June 2007, a Second Amending Agreement on 22 June 2007 a letter agreement dated 24 September 2007 and a Third Amending Agreement on 23 October 2007.

B.	The parties wish to amend the MIA as set out in this document.
Fourth Amending Agreement | page 4

Agreed terms
1.	Defined terms & interpretation

1.1	Defined terms

Capitalised terms used in this agreement and not otherwise defined have the meanings given to them in the MIA.

1.2	Interpretation

Clauses 1.2 and 1.3 of the MIA apply to this document as if set out in full in this clause 1.2.

2.	Amendments

2.1	Amendments to MIA

The parties agree that the MIA is amended as follows:
(a)	In clause 3.1 (m), replace the words ‘Before the Scheme Meeting’ with the words ‘Not later than 17 December 2007’;

(b)	In clause 1.1 in the definition of ‘Implementation Date’, the word ‘fifth’ is replaced with the word ‘third’; and

(c)	In clause 1.1 of Annexure 1 to the MIA, as amended, in the definition of ‘Implementation Date’, the word ‘fifth’ is replaced with the word ‘third’.
2.2	Single document

The MIA as amended by this document is to be read as a single integrated document incorporating the amendments effected by this document.

2.3	Confirmation and acknowledgment

Each party confirms that the MIA, as amended by clause 2.1, remains in full force and effect.

3.	General

3.1	Governing law and jurisdiction

This agreement is governed by the law of New South Wales, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

3.2	Confidentiality

Clause 11 of the MIA applies to this document as if set out in full in this clause 3.2.

3.3	Counterparts

This document may be executed in counterparts. All executed counterparts constitute one agreement.
Fourth Amending Agreement | page 5

Signing page
EXECUTED as an agreement.

Signed for Coeur d’Alene Mines
Corporation by	/s/ Dennis E. Wheeler
Signature of officer

/s/ Kelli Kast	Dennis E. Wheeler
Signature of witness	Name of officer (print)

Kelli Kast	Chairman, President and CEO
Name of witness (print)	Office held

Executed by Coeur d’Alene Mines
Australia Pty Ltd

/s/ Mitchell Krebs	/s/ Dennis E. Wheeler
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Mitchell Krebs	Dennis E. Wheeler
Name of director (print)	Name of director/company secretary (print)

Signed for Coeur Sub Two, Inc by

/s/ Dennis E. Wheeler
Signature of officer

/s/ Kelli Kast	Dennis E. Wheeler
Signature of witness	Name of officer (print)

Kelli Kast	Chairman, Director
Name of witness (print)	Office held

Executed by Bolnisi Gold NL

/s/ Norman A. Seckold Signature of director	/s/ Kenneth M. Phillips Signature of director/company secretary
(Please delete as applicable)

Norman A. Seckold Name of director (print)	Kenneth M. Phillips Name of director/company secretary (print)
Fourth Amending Agreement | page 6